Exhibit 2.5 to 1997 Form 10-K

                              CERTIFICATE OF MERGER

                                       OF

                        SERVICEMASTER LIMITED PARTNERSHIP
                        (a Delaware limited partnership)

                                       AND

                  THE SERVICEMASTER COMPANY LIMITED PARTNERSHIP
                        (a Delaware limited partnership)

                                  WITH AND INTO

                            THE SERVICEMASTER COMPANY

             in accordance with Section 263 General Corporation Law
                            of the State of Delaware

                                    * * * * *

         THE SERVICEMASTER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware, desiring to merge ServiceMaster Limited Partnership, a Delaware limited partnership, and The ServiceMaster Company Limited Partnership, a Delaware limited partnership, with and into itself pursuant to the provisions of Section 263 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

         First:     The name and state of organization of each constituent
business entity of the merger (the "Merger") is as follows:

         Name                                    State of Organization

         ServiceMaster Limited Partnership             Delaware

         The ServiceMaster Company
           Limited Partnership                         Delaware

         The ServiceMaster Company                     Delaware

         Second: A Merger and Reorganization Agreement (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each constituent business entity in accordance with Section 263 of the General
Corporation Law of the State of Delaware and in accordance with Section 17-211 of the Delaware Revised Uniform Limited Partnership Act.

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         Third:   The name of the surviving business entity of the Merger is The
ServiceMaster Company (the "Surviving Business Entity").

         Fourth: The Certificate of Incorporation of The ServiceMaster Company, a Delaware corporation, which is surviving the merger, shall be the Certificate of Incorporation of the Surviving Business Entity.

         Fifth: The merger shall be effective on January 1, 1998 at 12:01 A.M., Eastern Standard Time.

         Sixth: Anything herein or elsewhere to the contrary notwithstanding, the Merger Agreement may be amended or terminated and abandoned by the constituent business entities at any time prior to the date of filing the Certificate of Merger with the Secretary of State of the State of Delaware.

         Seventh:    An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Business Entity, the address of which is: One ServiceMaster Way, Downers Grove, Illinois 60515.

         Eighth:     A copy of the Merger Agreement will be furnished by the
Surviving Business Entity on request and without cost to any person holding any interest in the constituent business entities.

                                   * * * * *

         IN WITNESS WHEREOF, the undersigned, for the purposes of effectuating the Merger of the constituent business entities pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of The ServiceMaster Company and the facts stated herein are true and accordingly has hereunto signed this Certificate of Merger this 18th day of December 1997.

                                        THE SERVICEMASTER COMPANY

ATTEST:                                 By: /s/ Vernon T. Squires
                                            Its Sr. Vice President
                                                and General Counsel
/s/William T. McCormick
Assistant Secretary